                                   EXHIBIT 5

                        [LETTERHEAD OF RHOADS & SINON]


                                                                  (717) 231-6631


                                    EXHIBIT 5                           6000/562
                                    ---------
                                 April 15, 1996

                 Opinion and Consent of Messrs. Rhoads & Sinon
                 ---------------------------------------------

                 Re:  Dauphin Deposit Corporation -
                      Registration Statement on Form S-8
                      for Dauphin Deposit Corporation
                      1996 Non-Employee Directors' Stock Plan
                 ---------------------------------------------

Dauphin Deposit Corporation
213 Market Street
Harrisburg, PA   17101

Gentlemen:

          Reference is made to your Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission regarding the registration of 150,000 shares of common stock, par value $5.00 per share, of Dauphin Deposit Corporation (the "Corporation") for issuance pursuant to the above referenced benefit plan.

          We have examined the records related to the organization of the Corporation, its Articles of Incorporation, By-Laws and all amendments thereto, and the records of proceedings of its stockholders and directors.

          Based upon the foregoing, and upon the examination of such other documents as we have deemed necessary to express the opinions hereinafter set forth, we are of the opinion that:

          (1) The Corporation is a corporation duly organized and in good standing under the laws of the Commonwealth of Pennsylvania; and

                                RHOADS & SINON

April 15, 1996
Page Two





          (2) The securities to be registered will, when issued, be legally issued and outstanding stock of the Corporation, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an Exhibit to the said Registration Statement and to all references to us therein.

          In giving such consent, we do not thereby admit that we are experts within the meaning of Section 7 of the Securities Act of 1933.

                                        Very truly yours,

                                        RHOADS & SINON


                                        By: /s/ Charles J. Ferry

                                             Charles J. Ferry